Exhibit 35.1
  ALLY FINANCIAL INC.
500 Woodward Avenue
Detroit, Michigan 48226

As of December 31, 2016

Citibank, N.A.	Deutsche Bank Trust Company Delaware
As ACOLT Indenture Trustee	As ACOLT Owner Trustee
Attn: Kristen Driscoll	Attn: Mark DiGiacomo
388 Greenwich Street, 14th Floor	1011 Centre Road, Suite 200
New York, NY 10013	Wilmington, DE 19805-1266

Copy To:

Deutsche Bank Trust Company Americas
Attn: Corporate Trust & Agency Group -
Structured Finance Services
60 Wall Street, 26th floor
Mail Stop: NYC60-2606
New York, NY 10005

Re:	ACOLT 2014-SN2 - Servicing Agreement
Annual Statement as to Compliance

Ladies and Gentlemen:

Reference is made to Section 2.16 of the ACOLT 2014-SN2 Servicing Agreement dated as of October 22, 2014 between Ally Central Originating Lease Trust, and Ally Financial Inc., as Servicer and Custodian (the “Servicer”).

The undersigned does hereby certify that:

a.
A review of the activities of the Servicer during the period of January 1, 2016 through December 31, 2016, and of its performance under the ACOLT 2014-SN2 Servicing Agreement has been under his supervision, and

b.	To the best of his knowledge, based on such review, the Servicer has fulfilled all of its obligations under the ACOLT 2014-SN2 Servicing Agreement throughout such period.

Very truly yours,

/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Controller and Chief Accounting Officer